                                                                    Exhibit 10.1

       UBS LOAN FINANCE LLC                           UBS SECURITIES LLC
     677 Washington Boulevard                           299 Park Avenue
   Stamford, Connecticut 06901                     New York, New York 10171

                                                                     May 9, 2006
Kendle International Inc.
441 Vine Street, 1200 Carew Tower
Cincinnati, Ohio 45202

Attention: Candace Kendle, Chief Executive Officer

                        Bank Facilities Commitment Letter

Ladies and Gentlemen:

     You have advised UBS Loan Finance LLC ("UBS") and UBS Securities LLC
("UBSS" and, together with UBS, "we" or "us") that Kendle International Inc., an
Ohio corporation ("Borrower" or "you"), proposes to acquire (the "Acquisition")
100% of the outstanding shares of capital stock of Inveresk Research Inc., a
Delaware corporation ("Inveresk"), and Charles River Laboratories Clinical
Services GmbH, a German limited liability company (together with Inveresk, the
"Target" and, together with their subsidiaries, the "Acquired Business"), from
Charles River Laboratories International, Inc. ("Seller"). The Acquisition will be effected pursuant to a stock purchase agreement (the "Acquisition Agreement")
among Borrower and Seller. All references to "dollars" or "$" in this agreement and the attachments hereto (collectively, this "Commitment Letter") are references to United States dollars. All references to "Borrower and its subsidiaries" for any period from and after consummation of the Acquisition shall include the Acquired Business.

     We understand that the sources of funds required to fund the Acquisition consideration, to repay existing indebtedness of Borrower and the Acquired
Business and their respective subsidiaries (the "Refinancing"), to pay fees, commissions and expenses in connection with the Transactions (as defined below)
and to provide ongoing working capital requirements of Borrower and its subsidiaries following the Transactions will be comprised of senior secured credit facilities consisting of (i) a senior secured term loan facility to
Borrower of up to $200.0 million (the "Term Loan Facility"), as described in the
Summary of Principal Terms and Conditions attached hereto as Annex I (the "Term
Sheet") and (ii) a senior secured revolving credit facility to Borrower of up to
$25.0 million (the "Revolving Credit Facility" and, together with the Term Loan
Facility, the "Bank Facilities"), as described in the Term Sheet, none of which will be drawn on the Closing Date (as defined below).

     No other financing will be required for the uses described above.
Immediately following the Transactions, neither Borrower nor any of its subsidiaries will have any indebtedness or preferred equity other than the Bank
Facilities and other indebtedness to be agreed upon. As used herein, the term
"Transactions" means the Acquisition, the Refinancing, the initial borrowings under the Bank Facilities and the payments of fees, commissions and expenses in connection with each of the foregoing.

     Commitments.

     You have requested that UBS commit to provide the Bank Facilities and that
UBSS agree to structure, arrange and syndicate the Bank Facilities.

     UBS is pleased to advise you of its commitment to provide the entire amount of the Bank Facilities to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bank Documentation") with respect to the Bank Facilities in customary UBS form and reflecting the terms and conditions set forth in the Term
Sheet, in Annex II hereto (the "Conditions Annex") and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Bank Facilities (the "Fee Letter"). You agree that the closing date of the Transactions and the concurrent closing of the Bank Facilities (the
"Closing Date") shall not occur until the terms and conditions hereof and in the
Term Sheet and the Conditions Annex (including the conditions to initial funding) have been satisfied and, except with our prior written consent, shall not occur less than 21 days after the date hereof.

     Syndication.

     It is agreed that UBSS will act as the sole and exclusive advisor, arranger and book manager for the Bank Facilities, and, in consultation with you, will exclusively manage the syndication of the Bank Facilities, and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles. It is further agreed that no additional advisors, agents, co-agents, arrangers or book managers will be appointed and no
Lender (as defined below) will receive compensation with respect to any aspect of the Bank Facilities outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate therein, in each case unless you and we so agree.

     UBS reserves the right, prior to or after execution of the Bank
Documentation, in consultation with you, to syndicate all or a portion of its loans and/or commitments to one or more institutions that will become parties to the Bank Documentation (UBS and the institutions becoming parties to the Bank
Documentation with respect to all or a portion of the Bank Facilities, the
"Lenders"). UBS's obligation to close and fund the Bank Facilities will not be conditioned upon syndication of all or any portion of its commitment and any such syndication shall not release UBS from its commitments hereunder.

     UBSS will exclusively manage all aspects of the syndication of the Bank
Facilities, including selection of additional Lenders, determination of when
UBSS will approach potential additional Lenders, awarding of any naming rights and the final allocations of the commitments in respect of the Bank Facilities among the additional Lenders. You agree to, and to use commercially reasonable efforts to cause the Acquired Business to (including with a covenant to such effect in the Acquisition Agreement), actively assist UBSS in achieving a timely syndication of the Bank Facilities that is reasonably satisfactory to UBSS and the Lenders. To assist UBSS in its syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause the Acquired Business and its representatives and advisors to, (a) promptly prepare and provide all financial and other information as we may reasonably request with respect to Borrower, the Acquired
Business, their respective subsidiaries and the transactions contemplated hereby, including but not limited to (i) additional information regarding the ability of the Borrower, the Acquired Business and their respective subsidiaries to repatriate cash in a tax-efficient manner; provided, however, that a final opinion or report with respect to such repatriation shall not be required prior to funding, (ii) a pro forma consolidated balance sheet and related statements of income and cash flows for Borrower (the "Pro Forma Financial Statements"), as
well as pro forma levels of EBITDA ("Pro Forma EBITDA"), for the last fiscal year covered by the audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Acquired Business for the fiscal year ending December 31, 2005 and for the latest twelve-month period ending more than 40 days prior to the Closing Date, in each case after giving effect to the Transactions and (iii) forecasts of the financial performance of
Borrower and its subsidiaries (x) on an annual basis, through 2013 and (y) on a quarterly basis, through 2008 (the "Projections"); provided that (A) the Pro
Forma Financial Statements and the Pro Forma EBITDA shall be consistent in all material respects with the sources and uses described in this Commitment Letter and the forecasts provided to the Lenders prior to the date of this Commitment
Letter and (B) the Pro Forma Financial Statements shall be prepared on a basis consistent with pro forma financial statements set forth in a registration statement filed with the Securities and Exchange Commission, (b) provide copies of any due diligence reports or memoranda prepared at the direction of you or any of your affiliates by legal, accounting, tax or other advisors in connection with the Acquisition (subject to the delivery of customary non-disclosure agreements reasonably acceptable to UBS), (c) use commercially reasonable efforts to ensure that such syndication efforts benefit materially from existing lending relationships of Borrower, the Acquired Business and their respective subsidiaries, (d) make available to prospective Lenders senior management and advisors of Borrower, the Acquired Business and their respective subsidiaries,
(e) host, with UBSS, one or more meetings with prospective Lenders, (f) assist
UBSS in the preparation of one or more confidential information memoranda satisfactory to UBSS and other marketing materials to be used in connection with the syndication of each of the Bank Facilities and (g) you shall have made an application for, provided active participation in securing, and provided all information required in order to obtain, at your expense, monitored public ratings of the Bank Facilities from Moody's Investors Service ("Moody's") and
Standard & Poor's Ratings Group ("S&P") prior to the Closing Date, including having senior management of Borrower and the Acquired Business meet with such rating agencies.

     At our request, you agree to prepare a version of the information package and presentation and other marketing materials to be used in connection with the syndication that do not contain material non-public information concerning
Borrower or the Acquired Business, their respective affiliates or their securities. In addition, you agree that unless specifically labeled "Private--
Contains Non-Public Information," no information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the
Bank Facilities, whether through an Internet website (including, without limitation, an IntraLinks workspace), electronically, in presentations at meetings or otherwise, will contain any material non-public information concerning Borrower or the Acquired Business, their respective affiliates or their securities.

     Information.

     You hereby represent and covenant that (a) all information (other than the
Projections) that has been or will be made available to us or any of the Lenders by Borrower, the Acquired Business or any of their respective representatives in connection with the transactions contemplated hereby (the "Information"), when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made,

not misleading and (b) the Projections that have been or will be made available to us or any of the Lenders by Borrower, the Acquired Business or any of their respective representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved). You agree to supplement the Information and the Projections from time to time and agree to promptly advise us and the Lenders of all developments materially affecting Borrower, the
Acquired Business, any of their respective subsidiaries or affiliates or the transactions contemplated hereby or the accuracy of Information and Projections previously furnished to us or any of the Lenders.

     Compensation.

     As consideration for the commitments of the Lenders hereunder with respect to the Bank Facilities and the agreement of UBSS to structure, arrange and syndicate the Bank Facilities and to provide advisory services in connection therewith, you agree to pay, or cause to be paid, the fees set forth in the Term
Sheet and the Fee Letter. Once paid, such fees shall not be refundable under any circumstances.

     Conditions.

     Subject to the immediately succeeding sentence, the commitment of UBS hereunder with respect to the Bank Facilities and UBSS's agreement to perform the services described herein may be terminated by UBS if (i) any provision of any applicable law shall prohibit the consummation of the Transactions; (ii) any event, occurrence or development shall occur since April 1, 2006, which has had or would reasonably be expected to have a Material Adverse Effect; or (iii) any condition set forth in the Term Sheet or the Conditions Annex is not satisfied or any covenant or agreement in this Commitment Letter or the Fee Letter is not complied with. Notwithstanding anything in this Commitment Letter, the Terms
Sheet, the Fee Letter, the Bank Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary,
(i) the only representations relating to the Acquired Business, its subsidiaries and their businesses the making of which shall be a condition to availability of the Bank Facilities on the Closing Date or give rise to any right to terminate the commitments contemplated hereby shall be (A) such of the representations made by Seller in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement and (B) the Specified
Representations (as defined below) and (ii) the terms of the Bank Documentation shall be in a form such that they do not impair availability of the Bank
Facilities on the Closing Date and do not give rise to any right to terminate any commitment if the conditions expressly set forth herein and the Term Sheet are satisfied (it being understood that, to the extent any guarantee or collateral is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of such guarantee and/or collateral shall not constitute a condition precedent to the availability of the Bank
Facilities on the Closing Date but shall be required to be delivered after the
Closing Date pursuant to arrangements to be mutually agreed). For purposes hereof, "Specified Representations" means the representations and warranties of the Acquired Business set forth in the Term Sheet relating to corporate power and authority, the enforceability of the Bank Documentation, Federal Reserve margin regulations, the Investment Company Act and status of the Bank Facilities as senior debt. For purposes hereof, "Material Adverse Effect" means a material adverse effect on the financial condition, business operations or results of operations of the Acquired Business, except any such effect resulting from or arising in connection with (i) the Acquisition Agreement or the transactions contemplated thereby, including the taking of any action contemplated by the
Acquisition Agreement, compliance by Seller with its covenants under the
Acquisition Agreement, or the announcement or consummation of the Acquisition or such transactions, (ii) changes or conditions affecting the industry in which the Acquired Business operates generally not disproportionately affecting the
Acquired Business, (iii) changes in economic, regulatory or political conditions generally, (iv) the announcement, declaration, commencement, occurrence, continuation or threat of any war or armed hostilities, any act or acts of terrorism or any public health or other public emergency or crisis, (v) changes in applicable laws or GAAP generally not disproportionately affecting the
Acquired Business or (vi) actions or omissions of Borrower or any of its affiliates.

     Clear Market.

     From the date of this Commitment Letter until our completion of syndication
(as determined by us and notified in writing to you) of each portion of the Bank
Facilities, you will ensure that no financing (including, without limitation, any convertible security) for Borrower, the Acquired Business or any of their respective subsidiaries or affiliates is announced, syndicated or placed without the prior written consent of UBS if such financing, syndication or placement would have, in the judgment of UBS, a detrimental effect upon the transactions contemplated hereby.

     Indemnity and Expenses.

     By your acceptance below, you hereby agree to indemnify and hold harmless
UBS, UBSS and the other Lenders and our and their respective affiliates
(including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an "Indemnified
Person") from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Bank Facilities or any
of the transactions contemplated hereby or thereby or the providing or syndication of the Bank Facilities (or the actual or proposed use of the proceeds thereof), and to reimburse each Indemnified Person promptly upon its written demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding); provided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such
Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment against an Indemnified Person, you shall, subject to the proviso in the preceding sentence, indemnify such
Indemnified Person from and against any loss or liability by reason of such settlement or judgment. You shall not, without the prior written consent of any
Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified
Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person.
None of us or any other Lender (or any of their respective affiliates) shall be responsible or liable to Borrower, the Acquired Business or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any indirect, punitive or consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheet, the Conditions Annex, the
Fee Letter, the Bank Facilities or the transactions contemplated hereby or thereby. In addition, you hereby agree to reimburse us and each of the Lenders from time to time upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of
UBS and UBSS, appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the syndication and execution of the Bank Facilities, and the preparation, review, negotiation, execution and delivery of this Commitment
Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Bank
Documentation and the administration, amendment, modification or waiver thereof
(or any proposed amendment, modification or waiver), whether or not the Closing
Date occurs or any Bank Documentation is executed and delivered or any extensions of credit are made under any portion of the Bank Facilities.

     Confidentiality.

     This Commitment Letter is delivered to you upon the condition that neither the existence of this Commitment Letter, the Term Sheet, the Conditions Annex or
the Fee Letter nor any of their contents shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law and (ii) to your directors, officers, employees, legal counsel and accountants, in each case on a confidential basis and only in connection with the transactions contemplated hereby. In addition, this Commitment Letter, the Term Sheet and the Conditions
Annex (but not the Fee Letter) may be disclosed to the Acquired Business, Seller and their respective directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby.

     Other Services.

     You acknowledge and agree that we and/or our affiliates may be requested to provide additional services with respect to Borrower, the Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s)
(containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto.
Nothing in this Commitment Letter is intended to obligate or commit us or any of our affiliates to provide any services other than as set out herein.

     Governing Law, Etc.

     This Commitment Letter and the commitment of the Lenders shall not be assignable by you without the prior written consent of us and the Lenders, and any purported assignment without such consent shall be void. We reserve the right to employ the services of our affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to our affiliates certain fees payable to us in such manner as we and our affiliates may agree in our sole discretion. You also agree that UBS may at any time and from time to time assign all or any portion of its commitments hereunder to one or more of its affiliates. You further acknowledge that we may share with any of our affiliates, and such affiliates may share with us, any information related to Borrower, the Acquired Business, or any of their respective subsidiaries or affiliates (including, without limitation, information relating to creditworthiness) and the transactions contemplated hereby. We agree to treat, and cause any such affiliate to treat, all non-public information provided to us by you as confidential information in accordance with customary banking industry practices.

     This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by us and you. This
Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this
Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter. This
Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, and may not be relied on by, any persons other than the parties hereto, the Lenders and, with respect to the indemnification provided under the heading "Indemnity and Expenses," each Indemnified Person.

     This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived.
You hereby submit to the exclusive jurisdiction of the federal and New York
State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

     Patriot Act.

     We hereby notify you that pursuant to the requirements of the USA Patriot
Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the
"Patriot Act"), we and the other Lenders may be required to obtain, verify and record information that identifies Borrower and the Acquired Business, which information includes the name, address and tax identification number and other information regarding them that will allow us or such Lender to identify them in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to us and the Lenders.

     Please indicate your acceptance of the terms hereof and of the Term Sheet, the Conditions Annex and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York
City time, on May 12, 2006 (the "Deadline"). This Commitment Letter and the
commitments of the Lenders hereunder and the agreement of UBSS to provide the services described herein are also conditioned upon your acceptance hereof and of the Fee Letter, and our receipt of executed counterparts hereof and thereof on or prior to the Deadline. Upon the earliest to occur of (A) the execution and delivery of the Bank Documentation by all of the parties thereto, (B) August 31,

2006, if the Bank Documentation shall not have been executed and delivered by all such parties prior to that date and (C) if earlier than (B), the date of termination of the Acquisition Agreement, this Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSS to provide the services described herein shall automatically terminate unless the Lenders and
UBSS shall, in their discretion, agree to an extension. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheet and the Fee Letter shall survive termination of (i) this Commitment Letter (or any portion hereof) and (ii) any or all of the commitments of the Lenders hereunder. The provisions under the headings "Syndication" and "Clear Market" above shall survive the execution and delivery of the Bank Documentation.

                            [Signature Page Follows]

     We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                       Very truly yours,

                                       UBS LOAN FINANCE LLC

                                       By:______________________________
                                          Name:
                                          Title:

                                       By:______________________________
                                          Name:
                                          Title:

                                       UBS SECURITIES LLC

                                       By:______________________________
                                          Name:
                                          Title:

                                       By:______________________________
                                          Name:
                                          Title:

Accepted and agreed to as of
the date first written above:

KENDLE INTERNATIONAL INC.

By:______________________________
   Name:
   Title:

                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Bank Facilities(1)

Borrower:                       Kendle International Inc. ("Borrower").  Borrower
                                will own all of the equity interests of the
                                Acquired Business on the Closing Date.

Sole Arranger:                  UBS Securities LLC ("UBSS" or the "Arranger").

Lenders:                        A syndicate of banks, financial institutions and
                                other entities, including UBS Loan Finance LLC
                                ("UBS"), arranged by UBSS (collectively, the
                                "Lenders").

Administrative Agent,
Collateral Agent
and Issuing Bank:               UBS AG, Stamford Branch (the "Administrative Agent"
                                and the "Collateral Agent").

Swingline Lender:               UBS Loan Finance LLC.

Type and Amount of Facilities:  Term Loan Facility:

                                A term loan facility in an aggregate principal
                                amount of $200.0 million (the "Term Loan
                                Facility").

                                Revolving Credit Facility:

                                A revolving credit facility (the "Revolving Credit
                                Facility") in an aggregate principal amount of
                                $25.0 million.

                                The Term Loan Facility and the Revolving Credit
                                Facility are herein referred to collectively as the
                                "Bank Facilities."

Purpose:                        Proceeds of the Term Loan Facility will be used on
                                the Closing Date to finance a portion of the
                                Acquisition consideration and the Refinancing and
                                to pay fees, commissions and expenses in connection
                                therewith.  Following the Closing Date, the
                                Revolving Credit Facility will be used by Borrower
                                and its subsidiaries for working capital and
                                general corporate purposes.

Closing Date:                   The date of the closing of the Acquisition, but not
                                later than August 31, 2006.

Maturity Dates:                 Term Loan Facility:  the earlier of (i) 6 years
                                from the Closing Date and (ii) six months prior to
                                the maturity of any subordinated capital (whether
                                debt or equity) if such subordinated capital has
                                not been refinanced prior to such date.

                                Revolving Credit Facility:  the earlier of (i) 5
                                years from the Closing Date and (ii) six months
                                prior to the maturity of any subordinated capital
                                (whether debt or equity) if such subordinated
                                capital has not been refinanced prior to such date.

Availability:                   Term Loan Facility:  Upon satisfaction or waiver of
                                the conditions precedent to drawing set forth
                                herein and in the Commitment Letter and in the
                                Conditions Annex, a single drawing may be made on
                                the Closing Date of up to the full amount of the
                                Term Loan Facility.

                                Revolving Credit Facility:  Upon satisfaction or
                                waiver of the conditions precedent to drawing set
                                forth herein and in the Commitment Letter and in
                                the Conditions Annex, borrowings may be made at any
                                time after the Closing Date to but excluding the
                                business day preceding the maturity date of the
                                Revolving Credit Facility.

Incremental Facility:           The Revolving Credit Facility may be increased
                                after the Closing Date by up to $15.0 million on
                                terms and conditions acceptable to UBS.  No lender
                                will be required to increase its commitment.

Letters of Credit:              Up to an amount to be agreed of the Revolving
                                Credit Facility will be available for letters of
                                credit, on terms and conditions to be set forth in
                                the Bank Documentation.  Each letter of credit
                                shall expire not later than the earlier of (i) 12
                                months after its date of issuance and (ii) the
                                fifteenth day prior to the Maturity Date of the
                                Revolving Credit Facility.

                                Drawings under any letter of credit shall be
                                reimbursed by Borrower on the same business day.
                                To the extent that Borrower does not reimburse the
                                Issuing Bank on the same business day, the Lenders
                                under the Revolving Credit Facility shall be
                                irrevocably obligated to reimburse the Issuing Bank
                                pro rata based upon their respective Revolving
                                Credit Facility commitments.

                                The issuance of all letters of credit shall be
                                subject to the customary procedures of the Issuing
                                Bank.

Swingline Facility:             Up to an amount to be agreed of the Revolving
                                Credit Facility will be available for swingline
                                borrowings, on terms and conditions to be set forth
                                in the Bank Documentation.

                                Except for purposes of calculating the commitment
                                fee described below, any swingline borrowings will
                                reduce availability under the Revolving Credit
                                Facility on a dollar-for-dollar basis.

Amortization:                   Term Loan Facility:  The Term Loan Facility will
                                amortize in equal quarterly installments in annual
                                amounts equal to 1.0% of the original principal
                                amount of the Term Loan Facility, with the balance
                                payable on the Maturity Date.

                                Revolving Credit Facility:  None.

Interest:                       At Borrower's option, loans will bear interest
                                based on the Base Rate or LIBOR, as described below
                                (except that all swingline borrowings will accrue
                                interest based on the Base Rate):

                                A.  Base Rate Option

                                Interest will be at the Base Rate plus the
                                applicable Interest Margin, calculated on the basis
                                of the actual number of days elapsed in a year of
                                365 days and payable quarterly in arrears.  The
                                Base Rate is defined as the higher of the Federal
                                Funds Rate, as published by the Federal Reserve
                                Bank of New York, plus 1/2 of 1% and the prime
                                commercial lending rate of UBS AG, as established
                                from time to time at its Stamford Branch.

                                Base Rate borrowings (other than swingline
                                borrowings) will require one business day's prior
                                notice and will be in minimum amounts to be agreed
                                upon.

                                B.  LIBOR Option

                                Interest will be determined for periods to be
                                selected by Borrower ("Interest Periods") of one,
                                two, three or six months and will be at an annual
                                rate equal to the London Interbank Offered Rate
                                ("LIBOR") for the corresponding deposits of U.S.
                                dollars, plus the applicable Interest Margin.
                                LIBOR will be determined by the Administrative
                                Agent at the start of each Interest Period and will
                                be fixed through such period.  Interest will be
                                paid at the end of each Interest Period or, in the
                                case of Interest Periods longer than three months,
                                quarterly, and will be calculated on the basis of
                                the actual number of days elapsed in a year of 360
                                days.  LIBOR will be adjusted for maximum statutory
                                reserve requirements (if any).

                                LIBOR borrowings will require three business days'
                                prior notice and will be in minimum amounts to be
                                agreed upon.

Default Interest and Fees:      Upon the occurrence and during the continuance of
                                an event of default, interest will accrue (i) in
                                the case of principal, interest or premium (if any)
                                on any loan at a rate of 2.0% per annum plus the
                                rate otherwise applicable to such loan and (ii) in
                                the case of any other amount, at a rate of 2.0% per
                                annum plus the non-default interest rate then
                                applicable to Base Rate loans under the Revolving
                                Credit Facility. Default interest shall be payable
                                on demand.

Interest Margins:               The applicable Interest Margin will be the basis
                                points set forth in the following table if the
                                Borrower's corporate credit rating is B+ (with a
                                stable or positive outlook) or better from S&P and
                                the Borrower's corporate family rating is B1 (with
                                a stable or positive outlook) or better from
                                Moody's (the "Ratings Condition").  If the Ratings
                                Condition is not met, the applicable Interest
                                Margins set forth in the table below shall be
                                increased by 50 basis points.   Notwithstanding the
                                foregoing, after the date on which Borrower shall
                                have delivered financial statements for the fiscal
                                quarter ending at least six months after the
                                Closing Date, the Interest Margin with respect to
                                the Revolving Credit Facility will be determined
                                pursuant to a grid to be agreed.

                                                              Base Rate    LIBOR
                                                                Loans      Loans
                                                              ---------    -----
                                Term Loan Facility              150         250
                                Revolving Credit Facility       150         250

Commitment Fee:                 A Commitment Fee shall accrue on the unused amounts
                                of the commitments under the Revolving Credit
                                Facility.  Such Commitment Fee will be 0.50% per
                                annum.  Accrued Commitment Fees will be payable
                                quarterly in arrears (calculated on a 360-day
                                basis) for the account of the Lenders from the
                                Closing Date.

Letter of Credit Fees:          Borrower will pay (i) the Issuing Bank a fronting
                                fee equal to 25 basis points per annum and (ii) the
                                Lenders under the Revolving Credit Facility letter
                                of credit participation fees equal to the Interest
                                Margin for LIBOR Loans under the Revolving Credit
                                Facility, in each case, on the undrawn amount of
                                all outstanding letters of credit.  In addition,
                                Borrower will pay the Issuing Bank customary
                                issuance fees.

Mandatory Prepayments:          Loans shall be prepaid and/or commitments reduced
                                (in the order set forth below) in an amount equal
                                to (a) 100% of the net proceeds received from the
                                sale or other disposition of all or any part of the
                                assets of Borrower or any of its subsidiaries after
                                the Closing Date other than sales of inventory in
                                the ordinary course of business and other
                                exceptions to be agreed, (b) 100% of the net
                                proceeds received by Borrower or any of its
                                subsidiaries from the issuance of debt or preferred
                                stock after the Closing Date, other than exceptions
                                to be agreed, (c) 50% of the net proceeds received
                                from the issuance of common equity (including, but
                                not limited to, upon the exercise of warrants and
                                options) by, or equity contributions to, Borrower
                                after the Closing Date, subject to reduction upon
                                achievement of a leverage ratio to be agreed, (d)
                                100% of all casualty and condemnation proceeds in
                                excess of amounts applied promptly to replace or
                                restore any properties in respect of which such
                                proceeds are paid to Borrower and its subsidiaries
                                and (e) 50% of excess cash flow of Borrower and its
                                subsidiaries (to be defined in a manner to be
                                agreed).

                                There will be no prepayment penalties (except LIBOR
                                breakage costs) for mandatory prepayments.

Optional Prepayments:           Permitted in whole or in part, with prior notice
                                but without premium or penalty (except LIBOR
                                breakage costs) and including accrued and unpaid
                                interest, subject to limitations as to minimum
                                amounts of prepayments.

Application of Prepayments:     Optional prepayments of the Term Loan Facility will
                                be applied to the scheduled amortization thereof on
                                a pro rata basis.  Mandatory prepayments will first
                                be applied to the Term Loan Facility and be applied
                                to the scheduled amortization thereof on a pro rata
                                basis.  If the Term Loan Facility has been repaid
                                in full, the amount of any remaining mandatory
                                prepayments made shall be applied to reduce
                                commitments under the Revolving Credit Facility
                                (and to repay loans thereunder and/or cash
                                collateralize letters of credit, in each case, in
                                an amount equal to the excess of the aggregate
                                amount of such loans and letters of credit over the
                                commitment thereunder as so reduced).

Guarantees:                     Subject to the second sentence under "Conditions"
                                in the Commitment Letter, the Bank Facilities will
                                be fully and unconditionally guaranteed on a joint
                                and several basis by all of the existing and future
                                direct and indirect subsidiaries of Borrower
                                (collectively, the "Guarantors"), subject to
                                exceptions for foreign subsidiaries to the extent
                                such guarantees would be prohibited by applicable
                                law or would result in materially adverse tax
                                consequences.

Security:                       Subject to the second sentence under "Conditions"
                                in the Commitment Letter, the Bank Facilities and
                                any hedging obligations to which a Lender or an
                                affiliate of a Lender is a counterparty will be
                                secured by perfected first priority pledges of all
                                of the equity interests of each of Borrower's
                                direct and indirect subsidiaries, and perfected
                                first priority security interests in and mortgages
                                on all tangible and intangible assets (including,
                                without limitation, accounts receivable, inventory,
                                equipment, general intangibles, intercompany notes,
                                insurance policies, investment property,
                                intellectual property, real property, cash and
                                proceeds of the foregoing) of Borrower and the
                                Guarantors, wherever located, now or hereafter
                                owned, except, in the case of any foreign
                                subsidiary, to the extent such pledge would be
                                prohibited by applicable law or would result in
                                materially adverse tax consequences, and subject to
                                such other exceptions as are agreed.

Conditions to Initial           Conditions precedent to initial borrowings under
Borrowings:                     the Bank Facilities will be limited to those set
                                forth in the Commitment Letter and in Annex II to
                                the Commitment Letter and will be subject to the
                                second sentence under "Conditions" in the
                                Commitment Letter.

                                The Bank Documentation shall not contain (a) any
                                material conditions precedent other than the
                                conditions precedent set forth herein or in Annex
                                II to the Commitment Letter or (b) any material
                                representation or warranty, affirmative or negative
                                covenant or event of default not set forth in the
                                Commitment Letter or the Annexes thereto, the
                                accuracy, compliance or absence, respectively, of
                                or with which would be a condition to the initial
                                borrowing under the Bank Facilities.

Conditions to Each Borrowing:   Subject to the second sentence under "Conditions"
                                in the Commitment Letter, conditions precedent to
                                each borrowing or issuance under the Bank
                                Facilities will be (1) the absence of any
                                continuing default or event of default, (2) the
                                accuracy of all representations and warranties, (3)
                                receipt of a customary borrowing notice or letter
                                of credit request, as applicable, and (4) there
                                being no legal bar to the lenders making the loan
                                or the issuance.

Representations and Warranties: Representations and warranties will apply to
                                Borrower and its subsidiaries and will consist of:

                                Accuracy and completeness of financial statements
                                (including pro forma financial statements); absence
                                of undisclosed liabilities; no material adverse
                                change; corporate existence; compliance with law;
                                corporate power and authority; enforceability of
                                the Bank Documentation; no conflict with law or
                                contractual obligations; no material litigation; no
                                default; ownership of property; liens; intellectual
                                property; no burdensome restrictions; taxes;
                                Federal Reserve regulations; ERISA; Investment
                                Company Act; subsidiaries; environmental matters;
                                solvency; accuracy and completeness of disclosure;
                                Patriot Act and anti-terrorism law compliance;
                                creation and perfection of security interests; and
                                status of the Bank Facilities as senior debt.

Affirmative Covenants:          Affirmative covenants will apply to Borrower and
                                its subsidiaries and will consist of:

                                Delivery of certified quarterly and audited annual
                                financial statements, monthly management reports,
                                reports to shareholders, notices of defaults,
                                litigation and other material events, budgets and
                                other information customarily supplied in a
                                transaction of this type; payment of other
                                obligations; continuation of business and
                                maintenance of existence and material rights and
                                privileges; compliance with all applicable laws and
                                regulations (including, without limitation,
                                environmental matters, taxation and ERISA) and
                                material contractual obligations; maintenance of
                                property and insurance; maintenance of books and
                                records; right of the Lenders to inspect property
                                and books and records; agreement to hold annual
                                meetings of Lenders; further assurances (including,
                                without limitation, with respect to security
                                interests in after-acquired property); agreement to
                                establish an interest rate protection program
                                and/or have fixed rate financing on a percentage to
                                be determined of the aggregate funded indebtedness
                                of Borrower and its subsidiaries; and agreement to
                                establish a currency hedging program to cover
                                indebtedness and other obligations of Borrower and
                                its subsidiaries with a counterparty, on terms and
                                conditions and pursuant to documentation
                                satisfactory to UBSS.

Negative Covenants:             Negative covenants will apply to Borrower and its
                                subsidiaries and will consist of:

                                1.   Limitation on dispositions of assets and
                                     changes of business and ownership.

                                2.   Limitation on mergers and acquisitions.

                                3.   Limitations on dividends, stock
                                     repurchases and redemptions and other
                                     restricted payments.

                                4.   Limitation on indebtedness (including
                                     guarantees and other contingent
                                     obligations) and preferred stock and
                                     prepayment, amendment and redemption
                                     thereof.

                                5.   Limitation on loans and investments.

                                6.   Limitation on liens and further negative
                                     pledges.

                                7.   Limitation on transactions with affiliates.

                                8.   Limitation on sale and leaseback
                                     transactions.

                                9.   Limitation on capital expenditures.

                                10.  Limitation on operating leases.

                                11.  Maintenance of any inactive subsidiaries
                                     as passive, non-operating enterprises.

                                12.  No modification or waiver of material
                                     documents (including, without limitation,
                                     charter documents of Borrower and its
                                     subsidiaries) in any manner materially
                                     adverse to the Lenders without the consent
                                     of the Requisite Lenders.

                                13.  No change to fiscal year.

Financial Covenants:            Final covenants will apply to Borrower and its
                                consolidated subsidiaries and will consist of:

                                1.   Minimum interest coverage ratio.

                                2.   Maximum leverage ratio.

                                Compliance with any financial covenant shall not be
                                required as a condition precedent to the initial
                                borrowing under the Bank Facilities.

Events of Default:              Events of default will consist of the following:
                                nonpayment, breach of representations and
                                covenants, cross-defaults, loss of lien on
                                collateral, invalidity of guarantees, bankruptcy
                                and insolvency events, ERISA events, judgments and
                                change of ownership or control (to be defined).

Assignments and Participations: Each Lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and
                                commitments under one or more of the Bank
                                Facilities.  Assignments will require payment of an
                                administrative fee to the Administrative Agent and
                                the consents of the Administrative Agent and, in
                                the case of an assignment of commitments in respect
                                of the Revolving Credit Facility, Borrower, which
                                consents shall not be unreasonably withheld;
                                provided that (i) no consents shall be required for
                                an assignment to an existing Lender or an affiliate
                                of an existing Lender and (ii) no consent of
                                Borrower shall be required during a default or
                                prior to the completion of the primary syndication
                                of the Bank Facilities (as determined by UBSS).  In
                                addition, each Lender may sell participations in
                                all or a portion of its loans and commitments under
                                one or more of the Bank Facilities; provided that
                                no purchaser of a participation shall have the
                                right to exercise or to cause the selling Lender to
                                exercise voting rights in respect of the Bank
                                Facilities (except as to certain basic issues).

Expenses and Indemnification:   All reasonable out-of-pocket expenses (including
                                but not limited to reasonable legal fees and
                                expenses and expenses incurred in connection with
                                due diligence and travel, courier, reproduction,
                                printing and delivery expenses) of UBS, UBSS, the
                                Administrative Agent, the Collateral Agent and the
                                Issuing Bank associated with the syndication of the
                                Bank Facilities and with the preparation, execution
                                and delivery, administration, amendment, waiver or
                                modification (including proposed amendments,
                                waivers or modifications) of the documentation
                                contemplated hereby are to be paid by Borrower.  In
                                addition, all out-of-pocket expenses (including but
                                not limited to reasonable legal fees and expenses)
                                of the Lenders and the Administrative Agent for
                                workout proceedings, enforcement costs and
                                documentary taxes associated with the Bank
                                Facilities are to be paid by Borrower.

                                Borrower will indemnify the Lenders, UBS, UBSS, the
                                Administrative Agent, the Collateral Agent and the
                                Issuing Bank and their respective affiliates, and
                                hold them harmless from and against all reasonable
                                out-of-pocket costs, expenses (including but not
                                limited to reasonable legal fees and expenses) and
                                liabilities arising out of or relating to the
                                transactions contemplated hereby and any actual or
                                proposed use of the proceeds of any loans made
                                under the Bank Facilities; provided, however, that
                                no such person will be indemnified for costs,
                                expenses or liabilities to the extent determined by
                                a final judgment of a court of competent
                                jurisdiction to have been incurred solely by reason
                                of the gross negligence or willful misconduct of
                                such person.

Yield Protection, Taxes and
Other Deductions:               The Bank Documentation will contain yield
                                protection provisions, customary for facilities of
                                this nature, protecting the Lenders in the event of
                                unavailability of LIBOR, breakage losses, reserve
                                and capital adequacy requirements.

                                All payments are to be free and clear of any
                                present or future taxes, withholdings or other
                                deductions whatsoever (other than income taxes in
                                the jurisdiction of the Lender's applicable lending
                                office).  The Lenders will use commercially
                                reasonable efforts to minimize to the extent
                                possible any applicable taxes and Borrower will
                                indemnify the Lenders and the Administrative Agent
                                for such taxes paid by the Lenders and the
                                Administrative Agent, as the case may be.

Required Lenders:               Lenders holding at least a majority of total loans
                                and commitments under the Bank Facilities, with
                                certain amendments requiring the consent of Lenders
                                holding a greater percentage (or all) of the total
                                loans and commitments under the Bank Facilities and
                                amendments prior to completion of the primary
                                syndication of the Bank Facilities (as determined
                                by UBSS) also requiring the consent of UBS.

Governing Law and Forum:        The laws of the State of New York.  Each party to
                                the Bank Documentation will waive the right to
                                trial by jury and will consent to exclusive
                                jurisdiction of the state and federal courts
                                located in The City of New York.

Counsel to UBS, UBSS,
the Administrative Agent,
the Issuing Bank and the
Collateral Agent:               Latham & Watkins LLP.

                                                                        ANNEX II

                            CONDITIONS TO CLOSING(2)

     Subject to the second sentence under "Conditions" in the Commitment Letter, the commitment of the Lenders under the Commitment Letter with respect to the
Bank Facilities, the agreements of UBS and UBSS to perform the services described in the Commitment Letter, the consummation of the Transactions and the funding of the Bank Facilities are subject to the conditions set forth in the
Commitment Letter and satisfaction of each of the conditions precedent set forth below.

     1. UBS shall have reviewed, and be satisfied with, the final structure, terms and conditions and the documentation relating to the Acquisition, including the Acquisition Agreement (collectively, the "Acquisition Documents"), and each of the other Transactions (it being understood that UBS is satisfied with the draft of the Acquisition Agreement received by UBS at 7:32 p.m. (New
York time) on May 9, 2006, and the disclosure schedules received by UBS at 7:33
p.m. (New York time) on May 9, 2006). The Acquisition and the other Transactions shall be consummated concurrently with the initial funding of the Bank
Facilities in accordance with the Acquisition Documents and such other documentation without waiver or amendment which is materially adverse to the interests of the Lenders unless consented to by UBS.

     2. UBS shall have reviewed, and be satisfied with, the ownership, corporate, legal, tax, management and capital structure of Borrower and its subsidiaries (after giving effect to the Transactions) and any securities issued, and any indemnities, employment, transition services and other arrangements entered into, in connection with the Transactions (it being understood that UBS is satisfied with the foregoing as reflected in the draft of the Acquisition Agreement received by UBS at 7:32 p.m. (New York time) on May 9,
2006, and the disclosure schedules received by UBS at 7:33 p.m. (New York time)
on May 9, 2006).

     3. UBS shall have received (i) audited consolidated balance sheets and related statements of income and cash flows of the Acquired Business for the fiscal year ending December 31, 2005 (the "Audited Financial Statements") and
(ii) unaudited consolidated balance sheets and related statements of income and cash flows of each of Borrower and the Acquired Business for each fiscal quarter of the current fiscal year ending more than 40 days prior to the Closing Date
(the "Unaudited Financial Statements"). The financial statements referred to in clauses (i) and (ii) shall be prepared in accordance with accounting principles generally accepted in the United States.

     4. Borrower and its subsidiaries and the transactions contemplated by the
Commitment Letter shall be in compliance, in all material respects, with the HSR
Act or any non-United States Antitrust Law, and any applicable waiting period under the HSR Act or any non-United States Antitrust Law relating to the transactions contemplated under the Acquisition Agreement shall have expired or been terminated. No provision of any applicable law shall prohibit the consummation of the closing of the transactions contemplated by the Commitment
Letter. All necessary consents, waivers and notices set forth on Schedule

10.01(c) of the Acquisition Agreement shall have been obtained and/or given and shall be in effect. For purposes hereof, "HSR Act" means the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder; and "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict, regulate or control actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     5. Sources and uses of funds and the assumptions relating thereto
(including indebtedness or preferred equity of Borrower, the Acquired Business or any of their respective subsidiaries after giving effect to the Transactions)
shall be as set forth in the Commitment Letter.

     6. The Lenders shall have received all opinions, certificates and closing documentation as UBS shall reasonably request, in form and substance reasonably satisfactory to UBS.

     7. Borrower and each of the Guarantors shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the
Patriot Act.

     8. All costs, fees, expenses (including, without limitation, legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors) and other compensation payable to the Lenders, UBSS, UBS, the
Administrative Agent or the Collateral Agent shall have been paid to the extent due.

     9. The requirements to cooperate with obtaining ratings specified in
"Syndication" shall have been satisfied.

     10. The Collateral Agent shall have a perfected, first priority lien on and security interest in all assets as required in the Term Sheet under the heading
"Security."

____________________

(1)  All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

(2)  All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex II is attached.